Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Bank of Montreal

We consent to the use in this Registration Statement on Form F-3 of the following reports:

•	our auditors’ report dated December 6, 2016 on the consolidated balance sheets of Bank of Montreal (the “Bank”) as at October 31, 2016 and 2015, the consolidated statements of income, comprehensive income, changes in equity and cash flows for the years ended October 31, 2016, 2015 and 2014, and notes, comprising a summary of significant accounting policies and other explanatory information; and

•	our report dated December 6, 2016 on the effectiveness of the Bank’s internal control over financial reporting as of October 31, 2016;

each of which is included in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2016 and incorporated by reference herein in this Registration Statement on Form F-3.

Chartered Professional Accountants, Licensed Public Accountants

December 6, 2016

Toronto, Canada